CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-219706, 333-207427, 333-182171, and 333-196377 on Form S-8, in Registration Statement No. 333-195550 and 333-218390 on Form S-3, and in Registration Statement No. 333-213204 on Form S-4, of our reports dated March 6, 2019, relating to the consolidated financial statements of HomeStreet, Inc. and subsidiaries (the Company) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2018.

Seattle, Washington
March 6, 2019